UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 24, 2020

PROFIRE ENERGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-36378	20-0019425
(State or other jurisdiction of incorporation)	Commission File Number)	(IRS Employer Identification No.)

321 South 1250 West, Suite 1, Lindon, Utah
(Address of principal executive offices)

84042
(Zip code)

(801) 796-5127
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revise financial standards provided pursuant to Section 13(a) of the Exchange Act. [ ]
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common, $0.001 Par Value	PFIE	NASDAQ

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
   On April 24, 2020, Profire Energy, Inc (the “Company”) received a deficiency letter from the Listing Qualifications Department (the “Staff”) of the Nasdaq Stock Market (“Nasdaq”) notifying the Company that, for the last 30 consecutive business days, the bid price for the Company’s common stock had closed below the minimum $1.00 per share requirement for continued inclusion on the Nasdaq  Capital Market pursuant to Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Requirement”). In accordance with Nasdaq Listing Rule 5810(c)(3)(A) (the “Compliance Period Rule”), the Company has been provided an initial period of 180 calendar days to regain compliance. However, given the extraordinary market conditions in the financial markets, Nasdaq has determined to toll the compliance period for the bid price requirement through June 30, 2020. The compliance period is scheduled to resume on July 1, 2020 and the Company will have 180 calendar days, or until December 28, 2020 (the “Compliance Date”), to regain compliance with the Minimum Bid Price Requirement. If, at any time before the Compliance Date, the bid price for the Company’s common stock closes at $1.00 or more for a minimum of 10 consecutive business days as required under the Compliance Period Rule, the Staff will provide written notification to the Company that it complies with the Bid Price Rule, unless the Staff exercises its discretion to extend this 10 day period pursuant to Nasdaq Listing Rule 5810(c)(3)(G).
The Notice also provides that, if the Company does not regain compliance with the Minimum Bid Price Requirement by November 9, 2016, it may be eligible for additional time to regain compliance. To qualify for additional time, the Company will be required to meet the continued listing requirement for market value of publicly held shares and all other initial listing standards for The Nasdaq Capital Market, with the exception of the Minimum Bid Price Requirement, and provide written notice of its intention to cure the minimum bid price deficiency during the second compliance period, by effecting a reverse split, if necessary. If the Company meets these requirements, it will be granted an additional compliance period of 180 calendar days to regain compliance with the Minimum Bid Price Requirement. If the Nasdaq staff determines that the Company will not be able to cure the deficiency, or if the Company is otherwise not eligible for such additional compliance period, Nasdaq will provide notice that the Company's Common Stock will be subject to delisting.

As of the date of this report, the Company has not made any determination with respect to any action or response regarding its noncompliance with the Minimum Bid Price Requirement. The Company intends to consider available options to regain compliance with the Minimum Bid Price Requirement and continued listing on The Nasdaq Capital Market.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROFIRE ENERGY, INC.

Date: April 30, 2020	By:	/s/ Brenton W. Hatch
Brenton W. Hatch
Chief Executive Officer